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                                                                   EXHIBIT 10.26

                           TAYLOR CAPITAL GROUP, INC.
                           NON-QUALIFIED STOCK OPTION


        THIS OPTION is granted this 30th day of September, 1997, by Taylor Capital Group, Inc., a Delaware corporation ("Company") to (the "Employee");

        WHEREAS, the Board of Directors of the Company is of the opinion that the interests of the Company and its subsidiaries and affiliates will be advanced by encouraging and enabling those officers, key employees and directors of the Company, upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of the business of the Company to acquire a proprietary interest in the Company or increase their proprietary interest in the Company, and thus providing them with a more direct stake in the Company's welfare and assuring a closer identification of their interests with those of the Company during their association with the Company; and

        WHEREAS, the Board believes that the acquisition of such an interest in the Company will stimulate the efforts of such officers and key employees during their association with the Company;

        NOW, THEREFORE, in consideration of the premises and of the services required under Section 2 in order to receive benefits hereunder, the Company hereby grants this option to the Employee on the terms hereinafter expressed:
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        1. OPTION GRANT. The Company hereby grants to the Employee a non-qualified stock option to purchase a total of _____ shares of common stock of Taylor Capital Group, Inc. ("Common Stock") at the option price of $22.00 per share. This option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

        2. TIME OF EXERCISE. This option may be exercised (in the manner provided in Section 3 hereof) in whole or in part, from time to time after the date hereof, subject to the following limitations:

        (a) This option may not be exercised during the first year from June 30, 1997. Thereafter, this option may be exercised to the maximum cumulative extent of 20% of the total shares covered by this option on and after June 30, 1998; 40% of the total shares on and after June 30, 1999; 60% of the total shares on and after June 30, 2000; 80% of the total shares on and after June 30, 2001; and 100% of the total shares on and after June 30, 2002. Notwithstanding the foregoing, no option may be exercised for fractional shares.

        (b) Notwithstanding Section 2(a) hereof, in the event of the Optionee's termination of employment with the Company due to retirement at age 65 or older, permanent disability (as defined below), death, at any time following the date of grant hereof, this option shall immediately become exercisable as to a maximum cumulative extent of 100% of the total shares covered by this option on the date of the Optionee's retirement, permanent disability or death. For purposes of this option, the Employee will be considered permanently disabled if Employee is unable to perform his or her stated duties with the Company by reason of illness, accident or other incapacity and does not engage in any occupation or employment for wage or



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profit for which Employee is reasonably qualified by education, training, or experience, as determined by the Company in its sole discretion.

        (c) This option may not be exercised (and shall then forever lapse) upon the first to occur of the following:

        (i) upon the effective date of the termination of the Employee's employment by the Company for "cause", which for purposes of this option means termination because of (1) an act of fraud, embezzlement or theft in connection with the Employee's duties or in the course of the Employee's employment, (2) unreasonable neglect or refusal by the Employee to perform his duties (other than any such failure resulting from the Employee's incapacity due to disability), (3) the engaging by the Employee in willful, reckless, or grossly negligent misconduct which is or may be materially injurious to the Company, or (4) the Employee's conviction of or plea of guilty or nolo contendere to a felony;

        (ii) more than 90 days following the termination of the Employee's employment for any reason other than death, disability or "cause" (and then only to the extent the Employee could have exercised this option on the date of such termination);

        (iii) more than one year following the termination of the Employee's employment due to death or permanent disability; or

        (iv) more than ten (10) years from the date hereof.

        (d) This option shall not be affected by leaves of absence approved in writing by the Company or by any change of employment so long as the Employee continues to be an employee of the Company or one of its subsidiaries or affiliates. Nothing in this option shall confer on the Employee any right to continue in the employ of the Company or to interfere with




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the right of the Company, subject to the terms of any separate employment contract to the contrary, to terminate Employee's employment at any time.

        3. EXERCISE OF OPTION.

        (a) This option may be exercised only by appropriate notice in writing delivered to the Secretary of the Company at its corporate headquarters, and accompanied by:

        (i) The full purchase price of the shares purchased payable by (1) a certified or cashier's check payable to the order of the Company, (2) a promissory note, with the shares purchased as collateral, payable in the three equal annual installments, and/or (3) certificates of Common Stock (which have been held by the Employee for at least six months) equal in value (based upon their Fair Market Value as defined in the Stock Transfer Agreement attached hereto as Exhibit A) on the date of surrender) to such purchase price, or the portion thereof so paid;

        (ii) An executed Stock Transfer Agreement between the Company and the Employee or his successor in interest, whether determined by will or the laws of descent and distribution or otherwise, in the form attached hereto as Exhibit A; and

        (iii) Such other documents or representations (including without limitation representations as to the intention of the Employee or his successor, or other purchaser under Section 6, to acquire the shares for investment) as the Company may reasonably request in order to comply with securities, tax or other laws then applicable to the exercise of the option.

        (b) The exercise of this option is conditioned upon the Employee making arrangements satisfactory to the Company relating to any required withholding taxes attributable



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to such exercise. The Company may, in its sole discretion and subject to such rules as it may adopt, permit the Employee to satisfy any tax withholding obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock received in connection with the option having a Fair Market Value equal to the amount required to be withheld.

        4. CHANGE OF CONTROL.

        (a) Notwithstanding Section 2(a) above, this option shall become fully and immediately exercisable upon the occurrence of a Change of Control, as defined below. In the event of a Change of Control of the Company, the Board may, by providing written notice to the Employee, elect to (i) cancel this option, unless theretofore exercised, 30 days after the effective date of the Change of Control and/or (ii) require that in lieu of the exercise of this option, that the Employee be provided with a cash payment as set forth in
Section 4(c) hereof.

        (b) For purposes of this option, a "Change of Control" shall occur:

        (i) upon the vote of the shareholders of the Company approving a merger or consolidation in which the Company's shareholders immediately prior to the effective time of the merger or consolidation will beneficially own immediately after the effective time of the merger or consolidation securities of the surviving or new corporation having less than 50% of the "voting power" of the surviving or new corporation, including "voting power" exercisable on a contingent or deferred basis as well as immediately exercisable "voting power"; provided, however, that no such merger or consolidation shall constitute a "change of control" in the event that following such transaction the Taylor Family (as defined below) owns, directly or indirectly, 30% or more of the



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    combined "voting power" of the surviving or new corporation's outstanding securities, excluding "voting power" exercisable on a contingent or deferred basis.

        (ii) upon the consummation of a sale, lease, exchange or other transfer or disposition by the Company of all or substantially all of the assets of the Company on a consolidated basis, provided, however, that the mortgage, pledge or hypothecation of all or substantially all of the assets of the Company on a consolidated basis, in connection with a bona fide financing shall not constitute a Sale of the Company; or

        (iii) when any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act as in effect on date hereof, but excluding (a) any Company sponsored employee benefit plan and (b) any member of the Taylor Family), directly or indirectly, of shares of Company stock such that the Taylor Family owns less than 30% of the combined "voting power" of the Company's then outstanding securities, excluding "voting power" exercisable on a contingent or deferred basis.

For purposes of this Agreement, the Taylor Family means (i) Sidney J. Taylor and Iris Taylor, (ii) a descendant of Sidney J. Taylor and Iris Taylor, (iii) any estate, trust, guardianship or custodianship for the primary benefit of any individual described in (i) or (ii) above, or (iv) a proprietorship, partnership, limited liability company, or corporation controlled by and substantially all the interest in which are owned, directly or indirectly, by one or more individuals or entities described in (i), (ii), or (iii) above.

        (c) Pursuant to Section 4(a) hereof, in the event of a Change of Control of the Company, the Company may, at its option, elect to pay in cash an amount equal to the excess, if




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any, of (i) the Fair Market Value of the shares of Common Stock subject to the option on the date of exercise over (ii) the exercise price as provided herein, multiplied by the number of shares for which the option is exercised, less any required withholding taxes. In the event of such election, the Company will make a payment to the Employee, his estate, the person to whom the option passes by will or by the laws of descent or distribution or the Employee's legal representative or guardian, not more than 30 days after the date of exercise and the Company shall have no further liability of any kind to Employee.

        5. NONTRANSFERABILITY OF OPTION. This option is not transferable by the Employee otherwise than by will or the laws of descent and distribution, and is exercisable, during the Employee's lifetime, only by him or her.

        6. DEATH OR DISABILITY OF EMPLOYEE. If the Employee dies or becomes disabled while in the employ of the Company, this option may be exercised in whole or in part and from time to time, in the manner described in Section 3 hereof, in the case of death by his estate or the person to whom the option passes by will or the laws of descent and distribution or in the case of disability by the person's legal representative or guardian, but only to the extent that the Employee could have exercised it on the date of his death or disability, and only within a period of (a) twelve months next succeeding the Employee's death or disability, or (b) ten years from the date hereof, whichever period is shorter.

        7. DELIVERY OF CERTIFICATES. If at any time during the option period the Company shall be advised by its counsel that shares deliverable upon exercise of the option are required to be registered under the federal Securities Act of 1933, as amended (the "1933 Act"), or that delivery of the shares must be accompanied or preceded by a prospectus meeting the




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requirements of the 1933 Act, the Company, at its election, will use its best efforts to effect such registration or provide such prospectus not later than a reasonable time following each exercise of this option, but delivery of shares by the Company may be deferred until registration is effected or a prospectus is available. The Employee shall have no interest in shares covered by this option until certificates for the shares are issued. Notwithstanding anything to the contrary in this option, in lieu of affecting the registration statement described in the preceding sentence, the Company may, in the alternative, provide Employee with a cash payment in consideration of the shares subject to such exercise in the manner described in Section 4(c) above, and the Company shall have no further liability of any kind to Employee.

        8. ADJUSTMENT PROVISIONS.

        (a) If the Company shall at any time change the number of shares of its Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares then remaining subject to purchase hereunder shall be changed in proportion to such change in issued shares and the option price per share shall be adjusted so that the total consideration payable to the Company upon the purchase of all shares not theretofore purchased shall not be changed.




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        (b) In the case of any merger, consolidation or combination of the
Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), the Optionee shall have the right (subject to Section 4 hereof and any other limitation applicable to this option) thereafter and during the term of this option, to receive upon exercise hereof the Acquisition Consideration (as defined below) receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of this option or portion hereof, as the case may be, immediately prior to such Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

        9. APPLICABLE PLAN. This option is granted under and is subject to the terms and conditions of the Taylor Capital Group, Inc. 1997 Incentive Compensation Plan (the "Plan"). Any capitalized terms not defined herein shall be subject to the definitions set forth in the Plan.


                            [SIGNATURE PAGE FOLLOWS]




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        IN WITNESS WHEREOF, the Company has caused this option to be executed on the date first above written.



TAYLOR CAPITAL GROUP, INC.


By:
   ---------------------------------
    Its: President



ACCEPTED:


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